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                                                              Exhibit (a)(1)(C)
                         NOTICE OF GUARANTEED DELIVERY
                                of Surrender of

                               D.R. Horton, Inc.

                            ZERO COUPON CONVERTIBLE
                             SENIOR NOTES DUE 2021

                           CUSIP Number: 23331A AH 2

                        Pursuant to the Company Notice
                             dated March 31, 2003

   This offer will expire at 5:00 p.m., New York City time, on May 12, 2003 (the "Purchase Date"). Registered holders of Securities must surrender their Securities for purchase on or prior to 5:00 p.m., New York City time, on May 12, 2003 in order to receive the purchase price. Securities surrendered for purchase may be withdrawn at anytime prior to 5:00 p.m., New York City time, on May 12, 2003.

          This Notice of Guaranteed Delivery should be delivered to:

                    American Stock Transfer & Trust Company

                      By Mail, Overnight Courier or Hand:
                                59 Maiden Lane
                           New York, New York, 10038

                           By Facsimile Transmission
                       (For Eligible Institutions Only):
                                (718) 234-5001

                Confirm Receipt of Facsimile by Telephone Only:
                                (800) 937-5449

                             For Information Call:
                                (800) 937-5449

   Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on the Purchase Notice is required to be guaranteed under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Purchase Notice.

   All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice, dated March 31, 2003, and the accompanying Purchase Notice, of D.R. Horton, Inc. (the "Company"), relating to the purchase by the Company, at the option of the holder thereof, of the Company's Zero Coupon Convertible Senior Notes due 2021 (the "Securities") for $559.73 per $1,000 principal amount at maturity, subject to the terms and conditions of the Indenture and the Option.

   As set forth in the Company Notice, this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by a holder of the Securities if the holder elects to have the Company purchase such Securities and (1) certificates representing such Securities are not immediately available, (2) time will not permit your Purchase Notice, certificates representing such Securities and all other required documents to reach the Paying Agent prior to 5:00 p.m., New York City time, on May 12, 2003, or (3) the procedures for delivery by book-entry transfer (including delivery of an agent's message) cannot be completed prior to 5:00 p.m., New York City time, on May 12, 2003.

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Ladies and Gentlemen:

   By execution hereof, the undersigned acknowledges receipt of the Company Notice. Subject to the terms and conditions of the Company Notice, the undersigned hereby represents that he or she is the holder of the Securities being surrendered (or caused to be surrendered) for purchase hereby and is entitled to surrender (or cause to surrender) for purchase such Securities as contemplated by the Company Notice and, pursuant to the guaranteed delivery procedures described under the caption "Procedures to be Followed by Holders Electing to Surrender Securities for Purchase--Notice of Guaranteed Delivery" in the Company Notice, hereby surrenders (or causes to surrender) for purchase by the Company the aggregate principal amount of Securities indicated below.

   The undersigned understands that Securities surrendered for purchase may be withdrawn by written notice of withdrawal received by the Paying Agent at any time prior to 5:00 p.m., New York City time, on May 12, 2003.

   The undersigned understands that payment for the Securities purchased will be made only after valid receipt by the Paying Agent of (1) such Securities (or a book-entry confirmation of the surrender of such Securities into the Paying Agent's account at DTC) and (2) a Purchase Notice (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Purchase Notice or a properly transmitted agent's message within three business days after the date of execution of this Notice of Guaranteed Delivery. The term "agent's message" means a message, transmitted to the DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that the DTC has received an express acknowledgement that the undersigned agrees to be bound by the Purchase Notice and that the Company may enforce the Purchase Notice against the undersigned. The undersigned agrees that Securities surrendered for purchase will be accepted only in principal amounts at maturity equal to $1,000 or integral multiples thereof.

   All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

   This Notice of Guaranteed Delivery must be signed by the holder(s) of the Securities exactly as their name(s) appear(s) on certificate(s) representing such Securities. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and submit evidence to the Company of such person's authority to so act:

                                     * * *

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                           PLEASE COMPLETE AND SIGN

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                          DESCRIPTION OF SECURITIES BEING SURRENDERED FOR PURCHASE

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 Name(s) and Address(es) of Registered
  Holder(s) (Please fill in exactly as                   Securities Surrendered for Purchase
 name(s) appear(s) on Securities)/(1)/              (Attach additional signed list, if necessary)

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                                           Security Certificate       Principal Amount      Principal Amount
                                              Number(s)/(2)/      Represented by Securities  Surrendered for
                                                                                            Purchase/(2) (3)/

                                         --------------------------------------------------------------------
                                         --------------------------------------------------------------------
                                         --------------------------------------------------------------------
                                         --------------------------------------------------------------------
                                         --------------------------------------------------------------------
                                               Total Amount
                                         Surrendered for Purchase

-                                        --------------------------------------------------------------------
(1) Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the
    Paying Agent's record of registered holders or, if surrendered by a DTC participant, exactly as such participant's name(s) and address(es) appear(s) on the security position listing of the DTC.
(2) Need not be completed if Securities are being surrendered for purchase by book-entry transfer.
(3) If you desire to surrender for purchase less than the entire principal amount evidenced by the
    Securities listed above, please indicate in this column the portion of the principal amount of such
    Securities that you wish to surrender for purchase, otherwise, the entire principal amount evidenced by such Securities will be deemed to have been surrendered for purchase.

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

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                                         HOLDERS SIGN HERE
     (To Be Completed by All Registered Holders of Securities Being Surrendered for Purchase)

 Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the
 Securities by documents transmitted with this Notice of Guaranteed Delivery. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer's full title.

  __________________________________________________________________________________________________
                  (Signature(s) of Registered Holder(s) or Authorized Signatory)

 Name of Registered Holder(s):______________________________________________________________________

 Address(es):_______________________________________________________________________________________
                                        (Include Zip Code)

 Area Code(s) and Telephone Number(s):______________________________________________________________
 Dated:____________________, 2003

 [_] Check this box if Securities will be delivered by book-entry transfer and provide the following information:

 Transaction Code Number:___________________________________________________________________________

 Name of Surrendering Institution:__________________________________________________________________

 DTC Account Number:________________________________________________________________________________

 Contact Person:____________________________________________________________________________________

 Address:___________________________________________________________________________________________

 Telephone:______________________________________   Facsimile:______________________________________

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             The Guarantee on the Following Page Must be Completed

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
                                             GUARANTEE
                             (Not to be used for signature guarantee)

  The undersigned, a member of a registered national securities exchange or of the National
  Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "Eligible Guarantor Institution" as defined in
  Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed
  Delivery, a properly completed and validly executed Purchase Notice (or a manually signed facsimile thereof), together with the Securities surrendered hereby in proper form for transfer
  (or confirmation of the book-entry transfer of such Securities into the Paying Agent's account at the DTC, pursuant to the procedures for book-entry transfer set forth under the caption
  "Procedures to be Followed by Holders Electing to Surrender Securities for Purchase--Notice of
  Guaranteed Delivery" in the Company Notice and Purchase Notice), and all other required documents will be delivered by the undersigned to the Paying Agent.

  The institution which completes this form must deliver to the Paying Agent this Notice of
  Guaranteed Delivery, the Purchase Notice (or a manually signed facsimile thereof) and certificates for Securities within the time periods specified herein. The undersigned acknowledges that failure to do so could result in financial loss to such institution.

  Name of Firm:_____________________________________________________________________________________

  Authorized Signature:_____________________________________________________________________________

  Name:_____________________________________________________________________________________________
                                      (Please Print or Type)

  Title:____________________________________________________________________________________________

  Address:__________________________________________________________________________________________

  Postal/Zip Code:__________________________________________________________________________________

  Area Code and Telephone Number:___________________________________________________________________

  Dated: __________________, 2003

 NOTE: DO NOT SEND CERTIFICATES FOR SECURITIES WITH THIS FORM--THEY SHOULD BE SENT WITH A PROPERLY
                           COMPLETED AND DULY EXECUTED PURCHASE NOTICE.

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